THE BANK OF GRAYS HARBOR
                       EMPLOYEE DEFERRED COMPENSATION PLAN

1. Purpose of the Plan, The purpose of this Deferred Compensation Plan (the "Plan") is to provide an additional incentive to key employees of The Bank of Grays Harbor, a Washington banking corporation (the "Employer"), thereby helping to attract and retain the best available personnel as employees of Employer and otherwise promoting the success of the business activities of Employer.

2. Participation in Plan. Participation in the Plan by an employee shall be at the discretion of Employer with the consent of the employee, and the adoption of this Plan shall not Confer upon any employee any right to participation or receipt of any benefits unless and until an employee has been designated by Employer as participating in the Plan. Such designation shall be made by the Board of Directors of Employer, or a Committee appointed by the Board, and shall be documented in a written agreement identifying the employee, the Participation Date, and the Participant's Deferred Compensation (the "Participant's Agreement"). (An employee who has been so designated by Employer is referred to as a "Participant".) The "Participation Date" shall be the date as of which an employee shall be designated by Employer as a Participant in the Plan, which may be any date during the fiscal year in which a Participant is so designated.

3. Deferred Compensation. In the case of each Participant, Employer agrees to pay that portion of Participant's Compensation that is designated by the Participant in a manner authorized by Employer as Deferred Compensation in accordance with the terms of this Plan and of the Participant's Agreement, in addition to any other compensation provided for in any other agreements between the Employer and such Participant.

4. Amount of Deferred Compensation. The Deferred Compensation of a Participant shall equal (i) that amount specified in writing by the Participant on or before the first business day of each calendar quarter of each plan year, plus (ii) an Investment Return (as defined below) on all such accumulated amounts (including Investment Return), determined as if such amounts and Investment Return were credited to a separate account for the benefit of the Participant as of the last day of each such year. Such accumulated amounts shall be allocated among investment options selected by Employer. Participant may request the allocation of accumulated amounts among such investment options. "Investment Return" shall mean the return on such accumulated funds credited to the Employer during any fiscal period reduced by reasonable administrative expenses incurred in the investment and handling of such funds.

5.   Payment of Deferred Compensation.

      (a) Payment Period. Payment of the Deferred Compensation shall be made in no more than ten (10) equal annual installments, the first of which shall be made on the first business day of January following the Payment Commencement Date as defined below, and the balance of which installments shall be made on the first day of each calendar year thereafter until paid in full. Deferred Compensation totaling less than One Hundred Thousand Dollars ($100,000) shall be paid in no more than five (5) equal annual installments. The Participant must stipulate by written notice to Employer not less than thirty (30) days before the Payment Commencement Date, if the Participant requests full payment of the Deferred Compensation in less than the maximum number of payments permitted under this Plan.

      (b) Lump-Sum Payment. At the option of Employer, payment of the Deferred Compensation may be prepaid at any time by making a single payment equal to the remaining unpaid balance of Participant's Deferred Compensation. At the option of Participant, exercised by written notice to Employer not less than thirty (30) days before the Payment Commencement Date, payment of the Deferred Compensation may be prepaid by making a single payment equal to ninety percent (90%) of Participant's Deferred Compensation on the Payment Commencement Date.
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      (c)  Payment  Commencement Date. Payment of the Deferred  Compensation
           --------------------------
           shall commence on the earliest of the following dates (the "Payment Commencement Date"):

           (i) Normal Retirement. The first day of a calendar quarter
               -------------------
               following termination of a Participant's employment on or after the Participant's sixty-fifth (65th birthday.

           (ii)Death or Permanent Disability. The first day of a calendar quarter following termination of a Participant's employment as a result of Participant's death or Permanent Disability. "Permanent Disability" shall mean that because of injury or sickness, a Participant cannot perform substantially all of the Participant's regular duties for a period or periods aggregating one-hundred eighty (180) days in any twelve (12) month period.

          (iii)Termination by Employer Without Cause. The first day of a calendar quarter following a Participant's sixty-fifth (65th) birthday, where the Participant's employment was terminated (whether by Employer or Participant) prior to such birthday.

           (iv)Termination Within 3 Years After Change in Control. The first day of a calendar quarter following any termination of a Participant's employment within three (3) years after a Change in Control.

           (v) Tenth  Anniversary  Date. The first day of a calendar quarter
               ------------------------
               following  the  tenth   anniversary   of  the   Participant's
               Participation Date.

           (vi)Employer's Discretion. Such date designated by Employer in its sole discretion.

6. Change in Control. "Change in Control" shall mean a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of the Employer or its parent corporation, if any, with the quoted phrases of this sentence having the same meaning as when used in Section 280G(b)(2)(A) of the Internal Revenue Code. "Change in Control" shall also include any change within a twelve-month period in the composition of the Board of Directors of the Employer or of its parent corporation, if any, whereby the persons serving as directors at the beginning of such period cease to constitute at least a majority of such Board at any time during such period. A "Change in Control" shall also be deemed to occur on the date that any party announces or under any state or federal law should announce any prospective Change in Control and such Change in Control occurs within eighteen (18) months of such termination. A "Change in Control" shall not include a Change in Control effected by means of any merger or sale of the Employer or its parent corporation, if any, which is imposed or encouraged by regulatory authorities, or by means of any financial assistance from the Federal Deposit Insurance Corporation, or its successor.

7. Parachute Payment Limitation. Notwithstanding anything in this Agreement to the contrary, if and to the extent any part of the Deferred Compensation would, but for this Section 7, constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, Employer may, at its option, reduce the amount of such Deferred Compensation so that no amount will constitute an "excess parachute payment."

8. Beneficiaries of Employee. In the event a Participant shall die prior to receipt of all amounts to which the Participant is entitled under the Plan, any amounts remaining unpaid shall be paid to such beneficiary or beneficiaries as the Participant may designate by filing with the Employer a notice in writing. In the absence of such designation, such unpaid amounts shall be so paid to the Participant's estate.
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9    No  Employment  Agreement.  Neither  the  adoption  of  the  Plan  nor  the designation of an employee as a Participant shall confer any right with respect to continuation of employment, or interfere in any way with the Participant's or Employer's right to terminate employment at any time.

10. Non-assignment. Except as otherwise provided by this Agreement, no Participant shall have any right to sell, assign, transfer, encumber or otherwise convey the right to receive any payments under the Plan, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.

11. Non-secured Promise. The rights of a Participant under this Plan shall be solely those of a general unsecured creditor of the Employer.

12. Amendment or Termination of Plan. The Plan may be amended or terminated by Employer at any time. No amendment or termination of the Plan shall adversely affect a Participant's designation as such prior to such amendment or termination, and rights accrued prior to such amendment or termination shall remain in full force and effect notwithstanding such amendment or termination.

                             CERTIFICATE OF ADOPTION

      I certify that the foregoing plan was adopted by the Board of Directors of The Bank of Grays Harbor on December 11, 1996.



                                     By: /s/ Janice M. Pearce
                                        -----------------------
                                       Janice M. Pearce
                                       Corporate Secretary